UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 18, 2026

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Vishay Intertechnology, Inc. ("Vishay") held its Annual Meeting of Stockholders on May 18, 2026.  Vishay stockholders voted to approve Amendment No. 1 to the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (the "2023 Plan").

A listing of the changes reflected in the 2023 Plan is summarized below:

•	increase the number of shares available for issuance under the 2023 Plan by 6.0 million shares from approximately 6.0 million shares to approximately 12.0 million shares;
•	extend the term of the 2023 Plan by approximately 3 years to the tenth anniversary of the approval of the amendment by our Board of Directors; and
•	clarify that the 2023 Plan's feature for automatic exercise of expiring stock options only applies to the extent the relevant option is then vested and exercisable.

The foregoing description is qualified in its entirety by reference to the 2023 Plan, which is incorporated herein by reference to Annex A to Vishay's proxy statement, dated April 8, 2026, for its 2026 Annual Meeting of Stockholders.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Vishay held its Annual Meeting of Stockholders on May 18, 2026. At the Annual Meeting of Stockholders, Vishay's stockholders elected four directors to hold office until the 2029 annual meeting, ratified the appointment of Deloitte & Touche LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2026, voted on an advisory basis to approve Vishay's executive compensation, and voted to approve Amendment No. 1 to the 2023 Long-Term Incentive Plan.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Directors to Hold Office until 2029

	For	Withheld	Broker Non-Votes
Michael J. Cody
Common stock	70,195,520	33,678,479	6,793,734
Class B common stock	11,340,267	18,021	-
Total voting power	183,598,190	33,858,689	6,793,734
Dr. Abraham Ludomirski
Common Stock	48,751,033	55,122,966	6,793,734
Class B common stock	11,340,267	18,021	-
Total voting power	162,153,703	55,303,176	6,793,734
John Malvisi
Common stock	103,197,566	676,433	6,793,734
Class B common stock	11,358,288	-	-
Total voting power	216,780,446	676,433	6,793,734
Raanan Zilberman
Common stock	70,202,596	33,671,403	6,793,734
Class B common stock	11,340,267	18,021	-
Total voting power	183,605,266	33,851,613	6,793,734

Ratification of Appointment of Independent Registered Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Common stock	109,860,392	364,017	443,324	-
Class B common stock	11,358,288	-	-	-
Total voting power	223,443,272	364,017	443,324	-

Advisory Vote on Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Common stock	100,779,649	2,583,096	511,254	6,793,734
Class B common stock	11,358,288	-	-	-
Total voting power	214,362,529	2,583,096	511,254	6,793,734

Approval of Amendment No. 1 to the 2023 Long-Term Incentive Plan

	For	Against	Abstain	Broker Non-Votes
Common stock	97,074,915	6,302,036	497,048	6,793,734
Class B common stock	11,358,288	-	-	-
Total voting power	210,657,795	6,302,036	497,048	6,793,734

Item 8.01 – Other Events

Cash Dividend Declaration

On May 18, 2026, Vishay declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on June 29, 2026 to stockholders of record at the close of business on June 18, 2026. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan. Incorporated by reference to Annex A to our definitive proxy statement, dated April 8, 2026, for our 2026 Annual Meeting of Stockholders.

99.1	Press release dated May 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President – Chief Accounting Officer